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                           TRADEMARK LICENSE AGREEMENT


     This Trademark License Agreement (the "Agreement") is effective as of the 24th day of May, 1996, by and between Wells Fargo & Company ("Licensor") and First Interstate BancSystem of Montana, Inc. ("Licensee").

     WHEREAS, Licensor is a bank holding company and the successor in interest by merger to First Interstate Bancorp, and owns the Trademarks set forth below with respect to the name "First Interstate"; and

     WHEREAS, Licensee's banks in the States of Montana and Wyoming have been operated under the "First Interstate" name pursuant to an Agreement dated September 16, 1983, as amended, relating to a franchise arrangement between Licensee and Licensor's predecessor in interest (the "Franchise Agreement"); and

     WHEREAS, Licensee is acquiring ownership of Licensor's banks in the States of Montana and Wyoming, the Franchise Agreement is being terminated, and Licensee wishes to continue to operate such banks and Licensee's existing banking operations using the "First Interstate" name; and

     WHEREAS, as a result of the foregoing, Licensee desires to be appropriately licensed by Licensor to use the Trademarks in connection with its business activities as set forth herein, and Licensor desires to license the Trademarks to Licensee to the extent set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenant and agreement set forth below, the parties to this Agreement agree as follows:

     1. For purposes of this Agreement, the term "Trademarks" shall mean all signs, symbols, marks and rights conferred upon Licensee under the Franchise Agreement including but not limited to (a) the First Interstate logo, together with the name "First Interstate", (b) the name "First Interstate", or (c) the First Interstate logo, pursuant, respectively, to Trademark Registration Numbers 1,418,586, 1,417,696, and 1,217,810, all as more specifically described in Exhibit 1 attached hereto and incorporated by this reference.

     2. Licensor hereby grants to Licensee an exclusive continuing and perpetual right to use the Trademarks in the activities of First Interstate BancSystem of Montana, Inc. and its subsidiaries conducted within the States of Montana, Wyoming, North Dakota, South Dakota and Nebraska. Subject to the provisions of Section 3 hereof, the geographic scope of this license shall be extended to allow the use of the Trademarks in the State of Colorado beginning on the fifth anniversary of the date of this Agreement, and shall be extended to allow the use of the Trademarks in the State of Idaho and Utah beginning on the sixth anniversary of the date of this Agreement. This license is not divisible, is not assignable, and is not subject to being sublicensed. No other right or license is granted by Licensor to Licensee, either express or implied, for any other use of the Trademarks, including, without limitation, in any other state or for any other purpose, or for any other trademark, tradename, copyright, or other intellectual property right owned, possessed or licensed by or to Licensor. Licensee agrees that it shall not use the Trademarks in any manner not

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specifically authorized by this Agreement.

     3. Licensee shall use the appropriate symbol of Trademark Registration in connection with the use of any Trademark licensed to it hereunder. All uses of the Trademarks by Licensee shall (a) be consistent with Licensee's past use of the same and of such high quality and standards as to protect and maintain the value and integrity of the Trademarks and the goodwill pertaining thereto, and (b) be used, published or provided only in accordance with applicable federal, state and local laws. Licensor retains the right to disapprove uses of the Trademarks not meeting these standards. Upon Licensor's request, Licensee shall provide Licensor exemplars of all materials using any of the Trademarks and Licensor shall have reasonable access to Licensee's books and records respecting the Trademarks during normal business hours.

     4.   With respect to the Trademarks identified in items 1(a), (b) and
(c) only, Licensor represents and warrants that it has all right, title and interest in and to such Trademarks and has the right to license such Trademarks and to enter this Agreement. Licensor may, but shall have no obligation to, bring any action alleging infringement of such Trademarks, or defend any challenge to the validity of such Trademarks or any claim of infringement of any trademark right of a third party. Licensor will cooperate with Licensee in return for reasonable out-of-pocket costs should Licensee desire to bring an infringement action against a third party, defend any challenge to the validity of such Trademarks, or defend any claim of infringement of any trademark of a third party in connection with Licensee's use of such Trademarks, and all recoveries from any such claim shall inure to the benefit of Licensee. Licensee shall indemnify, hold harmless and defend Licensor and its officers, directors, agents and employees from and against any alleged unauthorized use of the Trademarks (other than as licensed hereunder) by Licensee.

     5. From and after the earlier of the Effective Time under the Stock Purchase Agreement dated as of May 24, 1996 by and between Licensor and Licensee, or September 30, 1997, Licensor, its subsidiaries and affiliates, now owned or hereafter acquired, shall refrain from using in business or commerce the "First Interstate Bank" name or the logo and trademark in those states in which Licensee has the right to use the name, logo, and trademark, pursuant to the license granted herein. Nothing contained in this Agreement shall restrict the right of Licensor to use the name, trademark, and logo in states other than those in which Licensee has been licensed to use the name, logo, or trademark. Further, nothing contained in this Agreement shall limit, impair, or otherwise restrict Licensor's right to license, sell, transfer, assign or otherwise dispose of the name, logo, or trademark, provided that the licensee, purchaser, transferee, or assignee is subject to and agrees to abide by the same restrictions applicable to Licensor under this Agreement.

     6. Licensee warrants that it has the right to enter this Agreement and to agree to the terms and conditions hereof.

     7. Licensee shall not contest Licensor's ownership of and rights in any of the Trademarks, or assist others to do so. This obligation shall survive termination of this Agreement.

     8. This agreement shall continue until terminated by a party in accordance with the terms hereof. Licensee may terminate this Agreement at any time. Licensor may immediately

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terminate this Agreement:

          (a) if Licensee directly or indirectly uses any of the Trademarks in any state outside the states specifically designated herein and such use is not terminated by Licensee within 30 days after written notice from Licensor, except for solicitations of Licensee's existing customers and personal solicitations of prospective customers;

          (b) if Licensee attempts to or does sell, transfer, assign or otherwise dispose of any of the Trademarks;

          (c) if Licensee shall file a petition in bankruptcy or is adjudged a bankrupt, or if a petition in bankruptcy is filed against, or if Licensee becomes insolvent or makes an assignment for the benefit of creditors, or if a receiver is appointed for Licensee; or

          (d) if Licensee is acquired by, merged with and into or sells all or substantially all of its assets and liabilities to another bank holding company, savings and loan holding company, bank, savings and loan, savings bank, or any other company or entity which may be deemed by Licensor, in its sole discretion, to be a competitor of Licensor in any geographic or product market (excluding, however, any such depository institution or depository institution holding company or other company or entity greater than fifty percent of the equity interests in which are owned or controlled by the then existing shareholders of Licensee).

     9.   Upon termination of this Agreement;

          (a) All rights granted to Licensee under this Agreement shall automatically revert to Licensor, and Licensee shall execute any and all documents evidencing the automatic reversion;

          (b)  Licensee shall cease using the Trademarks in any way; and

          (c) Licensee shall, in Licensor's discretion, either deliver to Licensor all patterns, proofs, and other materials that reproduce any Trademark or give to Licensor satisfactory proof of their destruction.

Licensee acknowledges that its failure to cease using a Trademark after termination of this Agreement will result in immediate and irreparable injury to Licensor, that there is no adequate remedy at law for such failure, and that in the event of such failure Licensor shall be entitled to equitable relief by way of temporary and permanent injunctions in addition to damages.

     10. This Agreement shall be deemed entered into in the State of California and shall be construed and governed solely by the Federal laws of the United States and the laws of the State of California.

     11. No amendment or modification of this agreement shall be valid or binding unless

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the same shall be made in writing and signed on behalf of each party.

     12. The failure to enforce any of the terms and conditions hereof shall not be deemed a waiver of any other right or privilege under this Agreement or a waiver of the right to thereafter enforce the same terms or condition. Any waiver must be in writing and signed by the party making the waiver.

     13. In any action or other proceeding brought by a party under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and expenses.

     14. This Agreement may be signed in two or more counterparts, each of which shall be an original and all of which shall constitute one instrument.

     IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed by its duly authorized officers on the date first above mentioned.

                         FIRST INTERSTATE BANCSYSTEM OF
                         MONTANA, INC.


                         By:  /s/ Thomas W. Scott
                              ---------------------------------------
                              Thomas W. Scott
                              Chairman, President & Chief Executive Officer


                         WELLS FARGO & COMPANY


                         By:  /s/ Guy Rounsaville, Jr.
                              ---------------------------------------
                              Guy Rounsaville, Jr.
                              Executive Vice President, Chief Counsel
                              and Secretary


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